Exhibit 8.1

SUBSIDIARIES OF ARCADIS N.V.

CONSOLIDATED COMPANIES

Entity	Jurisdiction
ARCADIS G & M, Inc.	Delaware
ARCADIS Nederland B.V.	The Netherlands
ARCADIS Europe B.V.	The Netherlands
ARCADIS USA B.V.	The Netherlands
ARCADIS Latin America B.V.	The Netherlands
ARCADIS International B.V.	The Netherlands
PRC Holding B.V.	The Netherlands
ARCADIS Asia B.V.	The Netherlands
ARCADIS Construction Services LLC	Colorado
ARCADIS Corporate Services, Inc.	Colorado
ARCADIS G&M of Michigan, LLC	Michigan
Reese, Macon and Associates, Inc.	Florida
ARCADIS FPS, Inc.	Ohio
Lawson, Noble & Webb, Inc.	Florida
ARCADIS US Holdings, Inc.	Colorado
Bessent, Hammink & Ruckman, Inc.	Florida
Diversity Partners, Inc.	Maryland
ARCADIS Capital, Inc.	Colorado
Giffels Associates	Mexico
ARCADIS FPS Architects & Engineers, LLC	Ohio
Construction Dynamics Group, Inc.	Maryland
Lewis and Zimmerman Associates, Inc.	Maryland
ARCADIS G&M of Michigan, LLC	Michigan
CDG International, Ltd	United Kingdom
ARCADIS Regio B.V.	The Netherlands
ARCADIS PlanRealisatie B.V.	The Netherlands
ARCADIS Geo- en Vastgoedinformatie B.V.	The Netherlands
B.V. Boreon	The Netherlands
Onroerend Goed Balkenweg B.V.	The Netherlands
ARCADIS Infra B.V.	The Netherlands
ARCADIS Support B.V.	The Netherlands
ARCADIS Euroconsult B.V.	The Netherlands
ARCADIS Bouw en Vastgoed B.V.	The Netherlands
ARCADIS FM Beheer B.V.	The Netherlands
ARCADIS Enterprises B.V.	The Netherlands
ARCADIS Ruimte en Milieu B.V.	The Netherlands
LB&P Ecologisch Advies B.V.	The Netherlands
ARCADIS Projecten B.V.	The Netherlands
ARCADIS CZ Environmental Services s.r.o.	Czech Republic
Stedebouwkundig Adviesbureau Witpaard-Partners B.V.	The Netherlands
Micon Bedrijfsadviseurs Milieu B.V.	The Netherlands
Serasea B.V.	The Netherlands
Heidemij Realisatie 3 B.V.	The Netherlands
Copijn Utrecht Holding B.V.	The Netherlands
Heidemij Realisatie Deutschland GmbH	Germany
Glastuinverplaatsing Leidsche Rijn B.V.	The Netherlands
Ontwikkelings Maatschappij Floris V CV	The Netherlands
Glastuinbouwgebied Het Grootslag B.V.	The Netherlands
Bio Science Park I B.V.	The Netherlands

B.V. Venlo TPN	The Netherlands
ROW de Ruiter B.V.	The Netherlands
Stationswijk B.V.	The Netherlands
Heidemij Realisatie II B.V.	The Netherlands
Heidemij Realisatie I B.V.	The Netherlands
Konijn Hoorn Machinebouw B.V.	The Netherlands
Copijn Utrecht B.V.	The Netherlands
Copijn Utrecht International Tree Services B.V.	The Netherlands
Copijn Utrecht Tuin en Landschapsarchitecten B.V.	The Netherlands
Copijn Utrecht Eurobomen B.V.	The Netherlands
Copijn Utrecht Boomchirurgen B.V.BA	Belgium
Copijn Luxemburg SA	Luxembourg
Vastgoed Data B.V.	The Netherlands
KLM Aerocarto B.V.	The Netherlands
Involon B.V.	The Netherlands
Ilis B.V.	The Netherlands
KLM Aerocarto NV	Suriname
KLM Aerocarto Belgium B.V.BA	Belgium
Autarcis B.V.	The Netherlands
V.O.F. SAT	The Netherlands
ARCADIS BMB Management Consultants B.V.	The Netherlands
GP Kenia B.V.	The Netherlands
Ingenieursbureau Grabowsky & Poort International B.V.	The Netherlands
ARCADIS Caribbean N.V.	Curacao
ARCADIS St. Maarten N.V.	St. Marteen
ARCADIS Curaçao N.V.	Curaçao
ARCADIS Bonaire N.V.	Bonaire
Grabowsky&Poort Puerto Rico Inc.	Puerto Rico
ARCADIS AQUMEN Facility Management B.V.	The Netherlands
ARCADIS Deutschland GmbH	Germany
ARCADIS Ekokonrem Sp.z.o.o.	Poland
Grupo EP Ingenieria y Servicios Integrales S.A.	Spain
ARCADIS Belgium N.V.	Belgium
ARCADIS Holding France S.A.	France
ARCADIS Geraghty & Miller International Limited	United Kingdom
Profil Sp. Z o.o.	Poland
ARCADIS Consult GmbH	Germany
ACD Vermessung GmbH	Germany
ARCADIS Cert GmbH	Germany
ARCADIS Bauconsult GmbH	Germany
ARCADIS Ingenieure GmbH	Germany
ARCADIS Liegenschaftsentwicklung GmbH	Germany
HOMOLA Projektmanagement AG	Germany
HOMOLA Projektmanagement s.r.o.	Czech Republic
EPTISA, Servicios de Ingenieria, S.A.	Spain
EP, Servicios Integrales de Gestions, S.A.	Spain
Auxiliar de Ingenieria, S.A.	Spain
ESRI Espana Geosistemas, S.A.	Spain
Sistemas de Informacion Territorial S.A. (Sitesa)	Spain
Alcalima Elenion, S.L.	Spain
Casta Servicios Sociosanitarios, S.A.	Spain
Diseno, Desarrollo y Gestion de Centros de Visitantes, S.L.	Spain
Ibering Estudios y Proyectos, S.A.U.	Spain
Eptisa Enginyeria I Serveis S.A.U.	Spain
Ingenieria de Instrumentacion y Control, S.A.	Spain
Eptisa-Cinsa Ingenieria y Calidad, S.A.	Spain
Eptisa Proyectos Internacionales S.A.	Spain

NYE Sistemas, S.A.	Spain
Electroconver EP, S.L.	Spain
IHD, Handling España	Spain
Eptisa Chile S.R.L.	Chile
Eptisa Colombia S.R.L.	Colombia
Eptisa Argentina S.A.	Argentina
Eptisa Brasil S.R.L.	Brazil
Eptisa Rumania S.R.L.	Rumania
Casta Dano Cerebral, S.A.	Spain
C.A. Santa Teresa de Arevalo, S.L.	Spain
C.A. San Juan de la Cruz, S.L.	Spain
Starke Diekstra N.V.	Belgium
ARCADIS Gedas N.V.	Belgium
ARCADIS Lapere N.V.	Belgium
ARCADIS Fally N.V.	Belgium
ARCADIS Domus FM	Belgium
ARCADIS FCI S.A.S.	France
Europe Etudes Gecti (EEG)	France
ARCADIS ESG	France
Sobesol	France
S.E.G.G.	France
Geotechnika	Czech Republic
Mecasol	France
Renardet S.A.	Switzerland
Sauti Srl	Italy
Renardet S.A. & Partners L.L.C.	Oman
ARCADIS GR	France
Procedes Spaciaux de contruction (P.S.C.)	France
Geolabo	France
ARCADIS Chile S.A.	Chile
ARCADIS Brasil Ltda	Brazil
ARCADIS US Holding, Inc.	Delaware
ARCADIS Chile S.A.	Chile
ARCADIS Brasil Ltda	Brazil
ARCADIS Geotecnica S.A.	Chile
GC Consultores Geotecnicos	Peru
Geotecnica Consultores Ltd	Argentina
Arcadis Geotécnica Bouw Infra Ltda.	Chile
Consorcio Arcadis Geotecnica Mimetal Ltda.	Chile
Inversiones de Infraestructura Cabo de Hornos Ltda.	Chile
ARCADIS Logos Engenharia S.A.	Brazil
ARCADIS Logos Energia S.A.	Brazil
Enerconsult S.A.	Brazil
ARCADIS Hidro-Ambiente S.A.	Brazil
ARCADIS Tetraplan S.A.	Brazil
PRC Training B.V.	The Netherlands
PRC Kostenmanagement B.V.	The Netherlands
ARCADIS Construction Consulting co, ltd	Shanghai

NON-CONSOLIDATED COMPANIES

Entity	Jurisdiction
Holland Environmental Venture Fund Commandite B.V.	The Netherlands
Holland Environmental Venture Fund Beheer B.V.	The Netherlands
Holland Environmental Venture Fund CV. Fund CV	The Netherlands

Stichting Fagoed	The Netherlands
Dynamicon B.V.	The Netherlands
EMDEME SA	Portugal
Ecosystems B.V.	The Netherlands
Combinatie Oost-Achterhoek B.V.	The Netherlands
Urbanet B.V.	The Netherlands
P.G.N. Parkeergroep Nederland B.V.	The Netherlands
Brainliner B.V.	The Netherlands
Vermeer-Heidemij v.o.f.	The Netherlands
Waterwolf Dienstverlening Buitenruimte B.V.	The Netherlands
Siberië CV	The Netherlands
Bio Science Park CV	The Netherlands
Grubbenvorst v.o.f.	The Netherlands
VOF Meinga	The Netherlands
Eurotree GmbH	Germany
Adviseurs Bouwplan Ontwikkeling BGN Partners B.V.	The Netherlands
Aronsohn ARCADIS Oosterdokseiland VOF	The Netherlands
Somerset	Maryland
Sahelconsult Sarl, Ouagadougou	Burkina Faso
Afid Consultants Sarl	Senegal
Euroconsult para Latinoamerica y el Caribe SA.	El Salvador
Darwish Consulting Engineers	Egypt
Euroconsult Pakistan Ltd.	Pakistan
Brazilian Venture Consultants Ltda.	Brazil
Ilaco do Brazil Ltda.	Brazil
Ilaco Suriname N.V.	Suriname
Eurasia Consult Ltd	Kazachstan
ARCADIS Konsult JSC	Russia
Surgroma N.V.	Suriname
CV Oude Grachtpad	The Netherlands
New Park, Planungs- und Entwicklungsgesellschaft GmbH	Germany
Umweltlabor GmbH	Germany
Interplan Environmental Systems GmbH	Germany
Eurolabors AG	Germany
Euro Facility Group Ltd.	United Kingdom
Braun & Schlokermann-ARCADIS Planungsgesellschaft mbH	Germany
AYH Homola Projects GmbH	Germany
Homola AYH Projects Ltd	United Kingdom
Jaakko Poyry Geotecnica Ltd	Chile
Proyectos Aeroportuarios Ltd	Chile
ORSA	Chile
Consorcio Reg. GC JRI Ing. Ltda	Chile
Consorcio Scetaroute-Grimaux, Varde, Geotécnica Ltda.	Chile
Consorcio Geotécnica JRI S.A.	Chile
Atlantis GmbH	Germany
Multilatina Engineering Ltda	Brazil
Murta Energética S.A.	Brazil
Biogás Energia Ambiental S.A.	Brazil
PIE-RP Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Cocal Termelétrica S.A.	Brazil
Breitener Energética S.A.	Brazil
Hidropower Energia S.A.	Brazil
Tupan Energia Eletrica S.A.	Brazil
V.O.F. Stationseiland	The Netherlands
V.O.F. De Ruijterkade	The Netherlands
V.O.F. X-Pact	The Netherlands

V.O.F. Modieslab	The Netherlands
EMC Starck VOF	The Netherlands
Geodynamique et Structure	France
Getu	Tunisia
SEM Savoie Labo	France
Eurometudes	Romania
Procedes Spaciaux de contruction (P.S.C.)	France
Geomechanika, s.r.o.	Czech Republic
Solidex, a.s.	Czech Republic
Kamex, s.r.o.	Czech Republic
Geoprojekt, s.r.o.	Czech Republic
Terratech, spol. S.r.o.	Czech Republic
Terratec, spol. S.r.o.	Czech Republic
Geoinzenyring, s.r.o.	Czech Republic
ZPD d.d.	Croatia
ARCADIS Grabowski Grabowska	Poland
Innovated Tree Services LLC	Delaware
The GIS Foundation Partnership (Joint Venture)	North Carolina
ARCADIS/BPA- Joint Venture	Georgia
Global Rail Consortium LLC	Florida